Filed pursuant to Rule 424(b)(5)

Registration No. 333-226912

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 17, 2018)

1,235,000 Shares of Common Stock

We are offering 1,235,000 shares of our common stock. Our common stock is traded on the NASDAQ Capital Market under the symbol “EAST.” On November 19, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $7.44 per share.

As of November 5, 2018, the aggregate market value of our common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 was $16,738,689, calculated based on 5,949,771 shares of our common stock held by non-affiliates and a price of $8.44, the last reported sale price of our common stock on November 5, 2018. As of the date hereof, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$6.500	$8,027,500
Underwriting discount(1)	$0.455	$561,925
Proceeds, before expenses, to us	$6.045	$7,465,575

(1) See “Underwriting” for a discussion of the compensation payable to the underwriters.

We have granted the underwriters a 30-day over-allotment option to purchase up to an additional 185,250 shares of common stock from us at the public offering price above, less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment through the facilities of the Depository Trust Company on or about November 23, 2018.

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

National Securities Corporation

The date of this prospectus supplement is November 20, 2018

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered pursuant to this prospectus. This prospectus supplement may supplement, update, or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on management’s own estimates, independent industry publications, government publications, reports by market research firms and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Eastside” refer to Eastside Distilling, Inc., a Nevada corporation, and its wholly-owned subsidiaries. We operate under a number of trademarks, including, among others, Eastside Distilling and various marks for our brands. All other trademarks, trade names and service marks included or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize to be distributed to you are the property of their respective owners.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “could,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “goal,” “plan,” “forecast,” “target,” and similar expressions intended to identify forward-looking statements.

All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein that address activities, events, or developments that we expect or anticipate will or may occur in the future are forward looking-statements, including statements pertaining to such things: as the marketing and development of new products; entries into new markets; development of brand recognition nationally and internationally; establishing new strategic relationships and collaborations; and our forecasted financial performance.

Factors that could influence, change, or otherwise affect the foregoing include, but are not limited to: customer acceptance risks for current and new brands; reliance on external sources on financing; development risks for new products and brands; dependence on wholesale distributors and key marketing relationships; inventory carrying issues; fluctuations in market demand and customer preferences; the social, political, and legal landscapes of the communities in which we do business; general conditions of the alcohol and beverage industry; and the risk factors discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, and those discussed in the documents we have incorporated by reference.

All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a brief overview of information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. It is a summary only, is not intended to be complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus, and any free writing prospectus we authorize to be distributed to you before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the financial statements and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are an Oregon-based producer and marketer of craft spirits, founded in 2008. Our products span several alcoholic beverage categories, including bourbon, American whiskey, vodka, gin and rum. Our strategy for growth is to use our Pacific Northwest base as a jumping off point to other markets, while being highly selective in picking products we might sell nationally. We operate five retail tasting rooms in Oregon to help us understand what consumers like and want to buy. In December 2016, we retained Sandstrom Partners, an internationally-known spirit branding firm that branded St-Germain liquor, Aviation Gin and Bulleit Bourbon, the world’s bestselling bourbon. Sandstrom Partners guides our marketing strategy and branding and is a significant investor in our company. During 2017, with the assistance of Sandstrom Partners and our in-house spirits experts, we created Redneck Riviera Whiskey (“RRW”) in collaboration with country music superstar John Rich, of the duo “Big & Rich.” Supported by John Rich’s marketing efforts, we launched RRW in the Southeastern and Gulf States in early 2018 primarily through Republic National Distributing Company (“RNDC”). RRW has since achieved commercial success on a broad scale and is now in distribution nationally in 41 States. We believe RRW and its line extensions will continue to be an engine for our growth into 2019. We think the success of RRW can pave the way for other products, helping us to create a sales infrastructure for national distribution and gain national recognition.

Operating as a small business in a large, international spirits marketplace occupied by massive conglomerates, we seek to turn our small size from a disadvantage into an advantage. As the success of our RRW launch and Sandstrom Partners collaboration demonstrate, our team can leverage its smaller size to launch new brands more quickly than large conglomerates because we are able to dedicate our attention and resources to developing innovative products. We believe that the dominance of Canadian whiskeys in the light-whiskey segment is vulnerable to a light whiskey that is 100% American, and we are exploiting that vulnerability with RRW, a product that went from idea, to celebrity collaboration, to design and formulation, to market roll-out in less than nine months. We are innovative in targeting emerging trends with our products; for example, we developed our Hue-Hue Coffee Rum with cold brew coffee and low sugar, as well as our gluten-free potato vodka. We seek to be both a leader in creating spirits that offer better value than comparable spirits (for example, our value-priced Portland Potato Vodka), and an innovator in creating imaginative spirits that offer a unique taste experience, like our Hue-Hue Coffee Rum, Oregon oak-aged whiskeys and Marionberry Whiskey. We believe in opportunistically entering new beverage categories including Ready to Drink Cocktails (“RTDs”), which we are doing before the end of 2018, and we are actively pursuing opportunities in the CBD beverage field.

As a Nasdaq-traded company, we have access to public capital markets to support our growth initiatives, and making strategic acquisitions plays a key role in our business. In May 2017, we used our shares to acquire 90% of Big Bottom Distillery (“BBD”), known for its award-winning, super-premium gins and whiskeys, including The Ninety One Gin, Navy Strength Gin, Oregon Gin, Delta Rye and American Single Malt Whiskey. BBD’s super-premium spirits give us a presence at the “high end” of the market. In addition, through MotherLode Craft Distillery (“MotherLode”), our wholly-owned subsidiary acquired in March 2017, we also provide contract bottling and packaging services for existing and emerging spirits producers, some of whom contract with us to blend or distill spirits. During 2018, we have begun to use our “slim line” canning equipment, newly installed at MotherLode, to profit from an emerging consumer interest in canned wine. We believe our location close to vineyards in Oregon and Washington is a competitive advantage.

We currently sell our products in 41 states (Oregon, Washington, California, Alabama, Alaska, Arizona, Arkansas, Colorado, Connecticut, Florida, Georgia, Idaho, Indiana, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Virginia, West Virginia, Wisconsin and Wyoming) as well as the District of Columbia and Ontario, Canada. The Company also generates revenue from tastings, tasting room tours, private parties, and merchandise sales from its retail tasting rooms in Oregon. The Company is subject to the Oregon Liquor Control Commission (OLCC) and the Alcohol and Tobacco Tax and Trade Bureau (TTB).

We recently announced an initiative to pursue competitive opportunities in the CBD beverage market (the “CBD Initiative”), such as developing and/or owning branded CBD beverage products, canning, and co-packing opportunities. As a component of the CBD Initiative, the Company has also formed an LLC in Kentucky as the preliminary step in a partnership with an affiliate of an established agricultural company, Caudill Seed, to produce high-grade CBD hemp oil as an ingredient. This is the first step in Eastside developing a U.S.-sourced CBD, for use in beverages.

Corporate Information

We were incorporated in Nevada in February 2004 under the name Eurocan Holdings, Ltd. In December 2014, we changed our corporate name to Eastside Distilling, Inc. to reflect our then recent acquisition of Eastside Distilling, LLC. Our principal executive offices are located at 1001 SE Water Avenue, Suite 390, Portland, OR 97214, and our telephone number is (971) 888-4264. Our corporate website address is www.eastsidedistilling.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-3

THE OFFERING

Common stock offered by us	1,235,000 Shares

Common stock outstanding immediately after this offering	8,548,130 shares (or 8,733,380 shares if the underwriters exercise their over-allotment option in full)

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to an aggregate of additional 185,250 shares of our common stock on the terms set forth herein to cover any over-allotments.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $7.2 million (or approximately $8.3 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by us. We plan to use the net proceeds of this offering for marketing efforts for the Company’s Redneck Riviera Whiskey; to support the Company’s CBD initiative; and for working capital needs and general corporate purposes including potential acquisition opportunities. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully consider the information under “Risk Factors” beginning on page S-5 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	EAST

The number of shares of our common stock expected to be outstanding after this offering is based on 7,313,130 shares of our common stock outstanding as of November 12, 2018, and excludes, as of that date, the following:

●	1,083,435 shares issuable upon exercise of outstanding warrants having a weighted average exercise price of $6.81/share;

●	903,847 shares issuable upon exercise of outstanding awards under our equity compensation plans having a weighted average exercise price of $5.62/share; and

●	32,978 shares available for issuance under our equity compensation plans.

Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

S-4

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Common Stock and this Offering

You will incur immediate and substantial dilution as a result of this offering.

After giving effect to the sale by us of 1,235,000 shares offered in this offering at the public offering price of $6.50 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, investors in this offering will suffer immediate and substantial dilution of $4.07 per share in the net tangible book value of the common stock you purchase in this offering. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 15,000,000 shares of common stock and up to 100,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment, and the new securities may have rights, preferences and privileges senior to those of our common stock.

Substantial sales of our stock may impact the market price of our common stock.

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

Our common stock is thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of our common stock.

Our common stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of our common stock at prevailing prices at any given time may be relatively small or nonexistent. As a consequence, there may be periods of several days or more when trading activity in shares of our common stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of our common stock in either direction. The price of shares of our common stock could, for example, decline precipitously in the event a large number of shares of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

This issuance of shares of common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of common stock.

CBD Risk Factors

Our CBD initiative is in its early stages and may not materialize or develop as planned due to business and regulatory factors.

Our CBD Initiative is in its early stages, and my not materialize or develop as planned due a myriad of business and regulatory factors. For example, many companies are entering the CBD space and competition for market share and acceptance of new products we will be significant. Many details concerning our partnership with Caudill Seed remain under development and the partnership may not materialize as planned. Our partnership with Caudill may not obtain the regulatory permits or development resources necessary to grow hemp.

Additionally, we may be unable to fully pursue our CBD initiative if certain laws do not pass or change regarding products, or product components, like hemp and hemp-derived components, which continue to face legal uncertainty. On February 7, 2014, the Agricultural Act of 2014 (also known as the Farm Bill) became law, and Section 7606 (“Legitimacy of Industrial Hemp Research”) authorized state departments of agriculture and entities like universities (in states that legalized hemp cultivation) to grow the crop for various research purposes and pilot programs. Since the Farm Bill became law, 30+ states passed laws regarding industrial hemp. If it passes, the 2018 Farm Bill (which includes the Hemp Farming Act of 2018) will change hemp’s status as a designated controlled substance and will legalize hemp under federal law by exempting it/removing it from the reach of the Controlled Substances Act, thus allowing the legal sale of CBD derived from hemp in all 50 states. The 2018 Farm Bill, which has the support of Senate Majority Leader Mitch McConnell, continues to await congressional approval and would replace the now-expired 2017 Farm Bill if passed. Non-passage of the 2018 Farm Bill will preclude us from pursuing such CBD products (or newly re-designed products) and could materially adversely impact our operations.

Negative press from being in a hemp or cannabis-related business could have a material adverse effect on our business, financial condition, and results of operations.

There is a misconception that hemp and marijuana, which both belong to the cannabis family, are the same thing, but industrial hemp is roughly defined as a cannabis plant with not more than 0.3 percent THC content on a dry-weight basis. Any hemp oil or hemp derivative we use will comport with this definition of less than 0.3% THC. Despite this, we may still receive negative attention from the press, business clients, or partners, grounded in these broad misconceptions, and this in turn can materially adversely affect our business.

S-5

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7.2 million (or approximately $8.3 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by us. We plan to use the net proceeds of this offering for marketing efforts for the Company’s Redneck Riviera Whiskey; to support the Company’s CBD initiative; and for working capital needs and general corporate purposes including potential acquisition opportunities.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts and market acceptance of our products. As a result, our management will have broad discretion in applying the net proceeds from this offering. Pending the use of proceeds described above, we intend to invest the net proceeds from this offering in interest-bearing, investment-grade securities.

S-6

CAPITALIZATION

The following table sets forth, on an unaudited basis, our cash and cash equivalents, and capitalization as of September 30, 2018, on an actual basis and on an as adjusted basis, giving effect to the sale of 1,235,000 shares of common stock in this offering at the public offering price of $6.50, after deducting the underwriting discount and estimated offering expenses payable by us. The table below should be read in conjunction with the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference from our SEC filings, including our consolidated financial statements and the notes thereto included in such reports.

	As of September 30, 2018
	Actual	As Adjusted
Cash and cash equivalents	$4,856,389	$12,041,689
Debt:	4,417,113	4,417,133
	—	—
Stockholders’ equity:
Preferred stock - Series A convertible preferred stock, $0.0001 par value; 3,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock - $0.0001 par value; 15,000,000 shares authorized; 7,202,648 shares issued and outstanding, and 8,437,648 shares issued and outstanding, as adjusted	720	844
Additional paid-in capital	36,511,301	43,696,477
Retained Loss	(23,942,464)	(23,942,464)
Total Eastside Distilling Inc. stockholders’ equity	12,569,557	19,754,857
Non-controlling interest	14,947	14,947
Total capitalization	12,584,504	19,769,804

The table above is based on 7,202,648 shares of our common stock outstanding as of September 30, 2018 and excludes as of such date, the following:

●	1,163,769 shares issuable upon exercise of outstanding warrants having a weighted average exercise price of $6.75 per share

●	745,931 shares issuable upon exercise of outstanding awards under our equity compensation plans having a weighted average exercise price of $5.09 per share; and

●	202,742 shares available for issuance under our equity compensation plans.

S-7

DILUTION

If you purchase shares in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of September 30, 2018 was approximately $13.3 million, or approximately $1.85 per share of common stock. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares of our common stock. After giving effect to the sale of 1,235,000 shares of our common stock in this offering at the public offering price of $6.50 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2018 would have been approximately $20.5 million, or approximately $2.43 per share. This represents an immediate increase in net tangible book value of approximately $0.58 per share to our existing shareholders, and an immediate dilution of $4.07 per share to new investors purchasing shares in the offering.

The following table illustrates this per share dilution:

Public offering price per share of common stock		$6.50
Net tangible book value per share as of September 30, 2018	$1.85
Increase in net tangible book value per share attributable to investors participating in this offering	$0.58
Adjusted net tangible book value per share after giving effect to this offering		$2.43
Dilution per share to new investors participating in this offering		$4.07

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value per share will increase to approximately $2.50, representing an immediate increase to existing shareholders of approximately $0.65 per share and an immediate dilution of $4.00 per share to new investors. If we issue any shares upon exercise of outstanding options, new investors will experience further dilution.

The table and discussion above are based on 7,202,648 shares of our common stock outstanding as of September 30, 2018 and excludes as of such date the following:

●	1,163,769 shares issuable upon exercise of outstanding warrants having a weighted average exercise price of $6.75 per share

●	745,931 shares issuable upon exercise of outstanding awards under our equity compensation plans having a weighted average exercise price of $5.09 per share; and

●	202,742 shares available for issuance under our equity compensation plans.

S-8

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed and traded on the NASDAQ Capital Market under the symbol “EAST.” The following table sets forth the range of high and low sales closing prices of our common stock reported on the NASDAQ Capital Market for the periods presented:

	Common Stock
	High	Low
Year ending December 31, 2018
Fourth quarter (through November 19, 2018)	$8.44	$7.44
Third quarter	$8.59	$7.10
Second quarter	9.25	6.60
First quarter	7.75	3.87
Year ending December 31, 2017
Fourth quarter	5.69	3.91
Third quarter	6.72	3.40
Second quarter	6.75	4.00
First quarter	7.50	4.35
Year ending December 31, 2016
Fourth quarter	2.45	1.50
Third quarter	2.10	1.60
Second quarter	3.28	0.93
First quarter	6.99	2.99

The closing price of our common stock on the NASDAQ Capital Market on November 19, 2018, was $7.44 per share. On September 30, 2018, we had 7,202,648 issued and outstanding shares of common stock, which were held by approximately 107 holders of record. Holders of record do not include owners for whom common stock may be held in “street” name or whose common stock is restricted.

S-9

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

S-10

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, acting as the representative of the several underwriters named below, with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of common stock provided below opposite their respective names.

Underwriters	Number of Shares
Roth Capital Partners, LLC	988,000
National Securities Corporation	247,000
Total	1,235,000

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 185,250 additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above for which the option has been exercised.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.2275 per share. After this offering, the public offering price and concession to dealers may be changed by the representative. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per share[1]	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$6.50	$8,027,500	$9,231,625
Underwriting discount	$0.455	$561,925	$646,214

1 Does not include the corporate finance fee in the amount of 1% of the gross proceeds, or the warrants to purchase shares of common stock equal to 5% of the number of shares sold in the offering to be issued to the underwriters at the closing.

S-11

We have agreed to pay to the representative a corporate finance advisory fee in the amount of 1% of the gross proceeds of the offering. We have also agreed to reimburse the underwriters for certain out-of-pocket expenses, including the fees and disbursements of their counsel, up to an aggregate of $50,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately $200,000.

Underwriters’ Warrants

We have also agreed to issue to the underwriters warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the shares of common stock sold in this offering. The warrants will have an exercise price equal to 120% of the public offering price of the shares of common stock sold in this offering. The warrants are not redeemable by us and will expire on the fifth anniversary of the effective date of this offering. The warrants will provide for adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in the event of recapitalization, merger or other fundamental transaction. The warrants and the underlying shares of common stock have been deemed compensation by FINRA and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriter warrants nor any shares of our common stock issued upon exercise of the underwriter warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter warrants are being issued, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

●	if the aggregate amount of securities of the Company held by either an underwriter or a related person do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, in accordance with FINRA Rule 5110(f)(2)(G), the underwriter warrants may not contain certain terms.

This prospectus supplement also covers the issuance and sale of the underwriter warrants to the underwriters and the shares of common stock issuable upon the exercise of the underwriter warrants.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We and our officers and directors and have agreed, subject to limited exceptions, for a period of 180 days (90 days in the case of our officers and directors) after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

S-12

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common stock on The NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

S-13

Listing and Transfer Agent

Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “EAST.” The transfer agent of our common stock is Pacific Stock Transfer Company.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering and except as described below, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement. In August 2018, we retained the representative to act as our financial advisor with respect to the redemption of certain of our outstanding warrants and paid the representative a fee of $200,000 in connection therewith.

S-14

NOTICE TO INVESTORS

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

S-15

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

●	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

S-16

LEGAL MATTERS

Certain legal matters regarding the validity of the securities being offered by this prospectus will be passed upon by Dickinson Wright PLLC, Troy, Michigan. Lowenstein Sandler LLP, New York, New York is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Eastside Distilling, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report dated April 2, 2018, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Eastside Distilling, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report dated March 31, 2017 – except for Note 11 “Reverse stock splits” for which the date is June 15, 2017, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

S-17

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.eastsidedistilling.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

S-18

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 2, 2018;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, filed on May 14, 2018, August 13, 2018, and November 14, 2018, respectively;

●	our Current Reports on Form 8-K filed with the SEC on: April 9, 2018; June 21, 2018; August 3, 2018; September 7, 2018; September 13, 2018; October 19, 2018 and November 21, 2018;

●	our Definitive Proxy Statement for our June 18, 2018 Annual Meeting filed with the SEC on May 10, 2018; and

●	the description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-38182), filed with the SEC on August 8, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date hereof and prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Eastside Distilling, Inc.

1001 SE Water Avenue, Suite 390

Portland, OR 97214

Attn: Chief Financial Officer

(971) 888-4264

S-19

1,235,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

National Securities Corporation

November 20, 2018

PROSPECTUS

$20,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $20,000,000 in the aggregate of the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. Investing in our securities involves a high degree of risk. See “Risk Factors” on page 11 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EAST.” On August 15, 2018, the last reported sale price for our common stock and warrants on the NASDAQ Capital Market were $7.40 per share and $2.50 per warrant, respectively. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2018.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $20,000,000 as described in this prospectus. Furthermore, in no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12 calendar month period. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, all references in this prospectus to “Eastside,” “Eastside Distilling,” the “Company,” “we,” “us,” and “our,” refer to Eastside Distilling, Inc. and our consolidated subsidiaries, MotherLode Craft Distillery (wholly-owned) and Big Bottom Distillery (majority-owned).

1

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, including the section titled “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes that are incorporated by reference from our Annual Report on Form 10-K and subsequently-filed Quarterly Reports on Form 10-Q, or that may be included in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus, before deciding to buy our securities. All share-related and per-share information in this prospectus has been adjusted to give effect to the 1-for-20 and the 1-for-3 reverse stock splits of our common stock effected on October 18, 2016 and June 15, 2017, respectively.

Our Company

Overview

We are an Oregon-based producer and marketer of craft spirits, founded in 2008. Our products span several alcoholic beverage categories, including bourbon, American whiskey, vodka, gin and rum. Unlike other distillers, we operate several retail tasting rooms in Oregon to market our brands directly to consumers. Our strategy for growth is to build on our local base in the Pacific Northwest and expand selectively to other markets, using major spirits distributors. In December 2016, we retained Sandstrom Partners, an internationally-known spirit branding firm that branded St Germain and Bulleit Bourbon, to guide our marketing strategy and branding. Sandstrom Partners subsequently became an investor in our company. With the assistance of Sandstrom Partners and using our in-house spirits expertise, during 2017, we created Redneck Riviera Whiskey (“RRW”), in collaboration with Country Music superstar John Rich, of the duo “Big & Rich.” Supported by John Rich’s marketing efforts, we launched RRW in the Southeastern and Gulf States primarily through Republic National Distributing Company (“RNDC”). We believe that RRW will achieve commercial success on a broad scale, and we have therefore focused our sales efforts outside Oregon on RRW. We believe RRW will be a key growth engine in 2018 and will also provide a “coattail” effect for our other brands, helping them to achieve improved national recognition and success. For a discussion of the shared economics of RRW with John Rich, see “– Our Brands – Redneck Riviera Whiskey” on page 5.

Operating as a small business in a large, international spirits marketplace occupied by massive conglomerates, we seek to turn our small size from a disadvantage into an advantage. As the success of our RRW launch and Sandstrom Partners collaboration demonstrate, our team can leverage its smaller size to launch new brands more quickly than larger conglomerates because we are able to dedicate more of our attention and resources to developing innovative products. We believe that the dominance of Canadian whiskeys in the light whiskey segment is vulnerable to a light whiskey that is 100% American, and we are exploiting that vulnerability with RRW, a product that went from idea, to celebrity collaboration, to design and formulation, to market roll-out in less than nine months. We are innovative in targeting emerging trends with our products, for example, we recently developed our Coffee Rum with cold brew coffee and low sugar, as well as our gluten-free potato vodka. We seek to be both a leader in creating spirits that offer better value than comparable spirits (for example our value-priced Portland Potato Vodka) and an innovator in creating imaginative spirits that offer a unique taste experience, like our Coffee Rum, Oregon oak aged whiskeys and Marionberry Whiskey.

As a NASDAQ-traded company, we have access to public capital markets to support our growth initiatives, including strategic acquisitions. In May 2017, we used our shares to acquire 90% of Big Bottom Distillery (“BBD”), known for its award-winning, super-premium gins and whiskeys, including The Ninety One Gin, Navy Strength Gin, Oregon Gin, Delta Rye and American Single Malt Whiskey. BBD’s super premium spirits give us a presence at the “high end” of the market. In addition, through MotherLode Craft Distillery (“MotherLode”), our wholly-owned subsidiary acquired in March 2017, we also provide contract bottling and packaging services for existing and emerging spirits producers, some of whom contract with us to blend or distill spirits. During 2018, we intend to use our “slim line” canning equipment, newly installed at MotherLode, to profit from an emerging consumer interest in canned wine. We believe our location close to vineyards in Oregon and Washington is a competitive advantage.

2

Market Opportunity

Large and Growing Global and Domestic Markets

The global spirits market generated total revenues of $316 billion in 2013, representing a compound annual growth rate (CAGR) of 3.4% between 2009 and 2013, according to MarketLine. The performance of the market is forecasted to accelerate with an anticipated CAGR of 4.2% for the five-year period 2013-2018, which is expected to increase revenues generated by this market to a value of approximately $388 billion by the end of 2018.

The U.S. spirits market had total revenues of $26.2 billion in 2017, representing a 32% increase since 2010, according to the Distilled Spirits Council of the United States (DISCUS). The domestic market share of spirits compared to beer and wine was at a record 36.6% in 2017 according to DISCUS, representing more than a 3% gain over beer and wine in terms of market share since 2010.

Key Growth Trends that We Target

Craft – The market share of “craft” distillers (defined as any producer that bottles less than 100,000 cases annually) has doubled over the last two years, and is projected to reach 8% by 2020, according to the American Distilling Institute.

Women – The United States Alcohol and Tobacco Tax and Trade Bureau (the “TTB”), Park Street Imports, LLC (“Park Street”) and the US Census Bureau estimate that 37% of all U.S. whiskey drinkers are women.

Millennials – Generally, millennials (individuals born between the early 1980s and the mid-1990s) value “authenticity” and are inspired by travel, like to try new products and seek new experiences, according to a survey by BeverageDaily.com. Millennials tend to drink a broader range of spirit types (vodka, rum, tequila, whiskey, gin) than prior generations and Millennials consume more expensive spirits than their predecessors. These individuals are often attracted to vintage spirits and cocktails with nostalgic followings, such as throwbacks to the 1950s like rye whiskey, bourbon, and the Manhattan cocktail. According to Barclays Research, millennials increasingly prefer spirits over beer and wine, and flavored spirits in particular. In addition, according to DISCUS, millennials are more willing than prior generations to purchase premium spirits.

Flavored – According to DISCUS, flavored spirits sales continue to grow faster than the overall spirits market, and flavored whiskey, which is especially appealing to younger drinkers and women, is the fastest growing flavored spirit category.

International – The demand for U.S.-produced spirits abroad is increasing significantly. U.S. spirit exports nearly doubled over the past decade to $1.56 billion in 2015, and whiskey exports were up approximately 5.4% in 2015 compared to 2014. The largest export markets for U.S. spirits include the United Kingdom, Canada, Germany, Australia, and Japan.

Our Strategy and its Implementation

Our objective is to build Eastside Distilling into a strong, nationally competitive and profitable spirits company, with a distinctive portfolio of premium and high-end spirits brands that have national, and even international, consumer appeal and following. Our strategy to accomplish that goal includes:

●	create a “brand factory” to develop and grow emerging spirits and Ready-to-Drink (RTD) brands;

●	be an acquisition platform for the fragmented craft spirits industry; and

●	build cash flow in the Pacific Northwest home market through sales of our locally-created spirits and with our bottling subsidiary to help support our overall growth activities.

3

To help achieve this, we are focused on:

●	achieving world-class spirit rebranding with the collaboration of Sandstrom Partners;

●	growing organically and by acquisition;

●	monetizing our diverse and growing product portfolio;

●	improving margins; and

●	accelerating our strong double digit growth in core markets, as well as expanding opportunistically in international markets.

Our Strengths

We believe the following competitive strengths will help enable the implementation of our growth strategies:

●	Award Winning Diverse Product Line: We have a diverse product line, currently offering over a dozen premium craft spirits, many of which have won awards for taste and/or product design. According to a study by the American Craft Spirits Association, the U.S. craft spirits volume of cases sold experienced a compound annual growth rate of 27.4% between 2010 and 2015, and saw an increase in market share from 0.8% to 2.2% during that period. Our sales of premium brands have increased over 1,000% since 2010. We believe our diverse, recognized product line in this growing market will enable us to establish a presence in new geographic markets and enable us to procure additional distributors for our products.

●	Key Relationships: We have distribution arrangements with several of the largest wine and spirits distributors in the United States, such as RNDC and Southern Glazer’s. We have also engaged Park Street, a provider of back-office administrative and logistical services for alcohol and beverage distributors. We believe these relationships will help accomplish our goal of having our premium spirits sold and distributed nationwide.

●	Experienced Distilling and Blending Experts. We believe that our team of expert blenders and distillers, with highly regarded “palates” is important to us maintaining a high-quality, artisanal character to our products as well as adding to our consumer appeal.

Our Product Approach

Our approach to our craft spirits involves five important aspects:

●	Commitment to Quality: We create and deliver high-quality, innovative products targeted at growing markets.

●	Authentic Yet Scalable: We believe our approach to production allows us to produce our products at scale, while keeping flavor profiles consistent.

●	Unique Talent and Experience: Every spirit reflects the creativity of our entire team.

●	Extensive Spirit Portfolio: Many craft distillers have only one to three products; we have over a dozen, which we believe affords us the opportunity to target a broader range of consumers with our brands.

●	Generate Customer Loyalty: These factors attract loyal and enthusiastic customers and major distributors for our products.

4

Our Brands

We develop, produce and market the premium brands listed below:

Burnside. We develop, market and produce several premium, barrel–aged whiskeys and bourbons under our brand name “Burnside.” During 2017, we undertook a major re-branding and market re-positioning strategy with our Burnside-branded products. This effort was led by our marketing partner, Sandstrom Partners. The new branding, packaging and product line expansion was launched late in the fourth quarter of 2017. The current products sold under this brand include: Burnside West End Blend (a blended whiskey), Burnside Oregon Oaked Bourbon (a blended bourbon), Burnside Goose Hollow RSV Bourbon (a special reserve straight bourbon) and Burnside Oregon Oaked Rye (a blended rye whiskey). All of the Burnside products are age-finished in our own in-house, heavily-charred, Oregon-oak barrels, which we believe adds an enhanced and improved flavor profile and provides the products with differentiation in the marketplace. We consider the Burnside products to be “premium” to “ultra-premium” brands. Our Burnside brands accounted for approximately 25% and 40% of our sales for the years ended December 31, 2017 and 2016, respectively. The decrease as a percentage of sales is due to the re-branding of this product line during 2017.

Redneck Riviera Whiskey. In October 2017, we were granted an exclusive license for the use of the Redneck Riviera brand for spirits-based products. The Redneck Riviera trademark is owned by Rich Marks, which is controlled by John Rich, a “multiple platinum” country music singer and songwriter who performs with the “Big & Rich” band. In January 2018, we officially launched our first product, Redneck Riviera Whiskey, under this royalty-free, 10-year license. Beginning in 2020, we will be required to meet certain levels of case sales to avoid termination of the license, and if those levels are met, we will be entitled to renew the license in perpetuity or until such time as a sale of the Redneck Riviera spirits brands occurs.

Income from sales of RRW and any subsequent products go entirely to us, less any customary brand development allowances to distributors or other such payment that are within our discretion. We will be reimbursing Mr. Rich for his expenses incurred while performing personal services in marketing the brand. Should Rich Marks choose to sell the Redneck Riviera spirits brand, we and Rich Marks will share equally in the sale proceeds of any brand and other IP developed under the license, based on a sliding scale that gives Rich Marks an increasing percentage of sale proceeds, if any, over $20 million. We have certain rights of first refusal to acquire Rich Mark’s interest should a third party sale be proposed.

Barrel Hitch American Whiskey. We market a standard whiskey: Barrel Hitch American Whiskey. Our Barrel Hitch American Whiskey is 80 proof and won a triple-Gold Medal and “best of show” in the MicroLiquor Spirit Awards in 2015. Barrel Hitch was introduced in July 2015 and accounted for approximately 11% and 17% of our sales for the years 2017 and 2016, respectively.

Premium Vodka. We develop, market and produce a premium potato vodka under the brand name “Portland Potato Vodka”, which is distilled from potatoes rather than grain and, as such, is gluten-free. Our Portland Potato Vodka was awarded a silver medal from the American Wine Society and a gold medal from the Beverage Tasting Institute, which also gave it a “Best Buy” rating. A new product, Hot Potato Vodka, was added to this category in the second quarter of 2017. The vodka is 80 proof and is a combination of habanero pepper and Portland Potato Vodka producing a full-palate explosion of flavor. Our Potato Vodka brands accounted for approximately 22% and 13% of our sales for the years ended December 31, 2017 and 2016, respectively.

Distinctive Specialty Whiskeys. We develop, market and produce two distinctive specialty whiskeys: Cherry Bomb Whiskey and Marionberry Whiskey. Our Cherry Bomb Whiskey combines handcrafted small batch whiskey with a blast of real Oregon cherries. Our Cherry Bomb Whiskey won a gold medal from the American Wine Society and was also awarded a gold medal for taste and a silver medal for package design in the MicroLiquor Spirit Awards. Our Marionberry whiskey combines Oregon marionberries (a hybrid blackberry) with premium aged whiskey and was awarded two silver medals in the MicroLiquor Spirit Awards for taste and package design. Our specialty whiskeys accounted for approximately 13% of our sales for each of the years ended December 31, 2017 and 2016.

Below Deck Rums. We develop, market and produce four rums under the Below Deck brand name: Below Deck Silver Rum, Below Deck Spiced Rum, Below Deck Coffee Rum and Below Deck Ginger Rum. Below Deck’s Silver Rum is our original rum. Below Deck Spiced Rum is double-distilled from molasses and infused with exotic spices and won a triple gold medal for taste and a bronze medal for package design in the MicroLiquor Spirit Awards. Our Below Deck Coffee Rum is double-distilled and infused with coffee flavors from Arabica bean and won a silver medal at the San Francisco World Spirits Competition. Below Deck Ginger Rum is infused with natural ginger. Our Below Deck Rums accounted for approximately 11% and 10% of our sales for the years ended December 31, 2017 2016, respectively.

5

Seasonal/Limited Edition Spirits. In addition to our premium bourbons, whiskeys, rum and vodka, we create seasonal and limited-edition handmade products such as Advocaat (eggnog) Liqueur, Peppermint Bark Liqueur, Bier Schnapps and Holiday Spiced Liqueur. Our Seasonal/Limited Edition Spirits accounted for approximately 6% of our sales for each of the years ended December 31, 2017 and 2016, respectively.

BBD Spirits. We also acquired several other brands as a result of our acquisition of BBD in May 2017. The extensive BBD product portfolio includes several craft spirits that we believe are highly complementary to our product line, including The Ninety One Gin, Navy Strength Gin (114 proof) and Delta Rye (111 proof) rye whiskey, among others. Inspired by the craft spirits movement in Oregon, Big Bottom Distillery’s small-batch, hand-crafted spirits provide consumers with unique takes on traditional spirits, BBD products accounts for approximately 3% of sales in 2017.

MotherLode LLC. Our wholly-owned subsidiary, MotherLode, historically has provided bottling services, as well as production support to customers such as other craft spirit and wine producers. MotherLode recently added the ability to provide canning services to customers for wine and Ready to Drink (“RTD”) alcoholic drinks. The custom built canning line is designed to produce Ball Corporation’s popular “slim can” in 187 ml, 200 ml and 250 ml sizes, with 250 ml being equal to approximately 8.45 ounces. The new line was recently completed, and MotherLode expects to begin providing canning to initial customers in the near-future. MotherLode accounted for approximately 9% of our sales in 2017.

Other Sources of Revenue

Special Events. We also generate sales from participating in special events (such as farmers’ markets, trade shows, hosting private tastings, etc.). We offer tastings as well as sell merchandise and bottle sales and have generated as much as $75,000 in sales from these special events in a single month, particularly during the winter holiday season (November/December). In addition to the sales these events generate, we value the immediate customer feedback during these activities, which is instrumental in creating better products and testing new flavors.

Retail Stores and Kiosks. We currently have three retail stores in shopping centers in the Portland, Oregon area that provide us with additional opportunities for sales of our products. During the holiday season (November and December) we also expand our retail operations by opening additional temporary locations, usually within high-traffic shopping malls in the Portland metro region. We intend to maintain these retail stores and kiosks to build local brand awareness and direct-to-consumer retail sales. These stores provide in-store tastings, which we believe leads to additional product purchases.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” beginning on page 11 of this prospectus. These risks include, among others, the following:

●	If our brands do not achieve more widespread consumer acceptance, our growth may be limited.

●	We have incurred significant operating losses every quarter since our inception and anticipate that we will continue to incur significant operating losses in the future.

●	We may require additional capital, which we may not be able to obtain on acceptable terms. Our inability to raise such capital, as needed, on beneficial terms or at all could restrict our future growth and severely limit our operations.

6

●	We depend on a limited number of suppliers. Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could cause us to lose sales, incur additional costs and lose credibility in the marketplace.

●	We depend on our independent wholesale distributors to distribute our products. The failure or inability of even a few of our distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations.

●	We rely on a few key distributors, and the loss of any one key distributor would substantially reduce our revenues.

●	The sales of our products could decrease significantly if we cannot secure and maintain listings in the control states.

●	We must maintain a relatively large inventory of our products to support customer delivery requirements, and if this inventory is lost due to theft, fire or other damage or becomes obsolete, the results of our operations would be negatively impacted.

●	If we are unable to identify and successfully acquire additional brands that are complementary to our existing portfolio, our growth will be limited, and, even if additional brands are acquired, we may not realize planned benefits due to integration difficulties or other operating issues.

●	Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio.

●	A failure of one or more of our key information technology systems, networks, processes, associated sites or service providers could have a material adverse impact on our business.

●	Our failure to attract or retain key executive or employee talent could adversely affect our business.

●	Management turnover may create uncertainties and could harm our business.

●	If we fail to manage growth effectively or prepare for product scalability, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

●	Demand for our products may be adversely affected by many factors, including changes in consumer preferences and trends.

●	We face substantial competition in our industry and many factors may prevent us from competing successfully.

●	Adverse public opinion about alcohol could reduce demand for our products.

Corporate and Other Information

We were incorporated in Nevada in February 2004 under the name Eurocan Holdings, Ltd. In December 2014, we changed our corporate name to Eastside Distilling, Inc. to reflect our then recent acquisition of Eastside Distilling, LLC. Our principal executive offices are located at 1001 SE Water Avenue, Suite 390, Portland, OR 97214, and our telephone number is (971) 888-4264. Our corporate website address is www.eastsidedistilling.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

7

Securities We May Offer

We may offer shares of our common stock and preferred stock, and/or warrants to purchase any such securities, either individually or in combination with other securities, or units comprised of any combination of the foregoing, with a total value of up to $20,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	maturity date, if applicable;

●	rate and times of payment of dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer and sell these securities directly to investors or to or through one or more agents, underwriters, dealers or other third parties. We or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

8

Common Stock

We may issue shares of our common stock from time to time.

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued under this prospectus will be, fully paid and nonassessable.

In this prospectus, we have summarized certain general features of our common stock under “Description of Capital Stock – Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our Amended and Restated Articles of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. As of the date of this prospectus, no shares of preferred stock are outstanding. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors).

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. We have no current plans to issue any shares of preferred stock.

9

In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock – Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or in combination with common stock and/or preferred stock. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.”

We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units

We may offer units consisting of our common stock or preferred stock, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

10

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2017 and in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus and any prospectus supplement that we have authorized for use in connection with this offering. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock and warrants to decline, and you may lose all or part of your investment.

Risks Relating to our Business

If our brands do not achieve more widespread consumer acceptance, our growth may be limited.

Although our brands have achieved acceptance in the Pacific Northwest, most of our brands are relatively new and have not achieved extensive national brand recognition. Also, brands we may develop and/or acquire in the future may not establish widespread brand recognition. Accordingly, if consumers do not accept our brands, we will not be able to penetrate our markets and our growth may be limited.

We have incurred significant operating losses every quarter since our inception and anticipate that we will continue to incur significant operating losses in the future.

We believe that we will continue to incur net losses for the foreseeable future as we expect to make continued significant investment in product development and sales and marketing and to incur significant administrative expenses as we seek to grow our brands. We also anticipate that our cash needs will exceed our income from sales for the foreseeable future. Some of our products may never achieve widespread market acceptance and may not generate sales and profits to justify our investment in them. Also, we may find that our expansion plans are more costly than we anticipate and that they do not ultimately result in commensurate increases in our sales, which would further increase our losses. We expect we will continue to experience losses and negative cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including market acceptance of our products, new product introductions and competition. We also incur substantial operating expenses at the corporate level, including costs directly related to being a reporting company with the U.S. Securities and Exchange Commission (the “SEC”). We reported net losses of approximately $5.3 million and approximately $3.2 million for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively. As of June 30, 2018, we had an accumulated deficit since inception of approximately $21.3 million.

We depend on a limited number of suppliers. Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could cause us to lose sales, incur additional costs and lose credibility in the marketplace.

We depend on a limited number of third-party suppliers for the sourcing of the raw materials for all of our products, including our distillate products and other ingredients. These suppliers consist of third-party producers in the U.S. We do not have long-term, written agreements with any of our suppliers. The termination of our relationships or an adverse change in the terms of these arrangements could have a negative impact on our business. If our suppliers increase their prices, we may not be able to secure alternative suppliers, and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, our suppliers’ failure to perform satisfactorily or handle increased orders, delays in shipments of products from suppliers or the loss of our existing suppliers, especially our key suppliers, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business could be negatively impacted.

11

We depend on our independent wholesale distributors to distribute our products. The failure or inability of even a few of our distributors to distribute our products adequately within their territories could harm our sales and result in a decline in our results of operations.

We are required by law to use state-licensed distributors or, in 18 states known as “control states,” state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the U.S. We have established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. We currently distribute our products in 36 states – Alabama, Alaska, California, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, North Dakota, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin, West Virginia and Wyoming (as well as in Ontario, Canada).

Over the past decade there has been increasing consolidation, both intrastate and interstate, among distributors. As a result, many states now have only two or three significant distributors. Also, there are several distributors that now control distribution for several states. If we fail to maintain good relations with a distributor, our products could in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors’ ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. alcohol distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

We rely on a few key distributors, and the loss of any one key distributor would substantially reduce our revenues.

We currently derive a significant amount of our revenues from a few major distributors. A significant decrease in business from or loss of any of our major distributors could harm our financial condition by causing a significant decline in revenues attributable to such distributors. Sales to one distributor, the Oregon Liquor Control Commission, accounted for approximately 32% of our consolidated sales for each of the years 2017 and 2016. While we believe our relationships with our major distributors are good, we do not have long-term contracts with any of them and purchases generally occur on an order-by-order basis. If we experience a significant decrease in sales to any of our major distributors and are unable to replace such sales volume with orders from other customers, our sales may decrease which would have a material adverse financial effect on our results of operations and financial condition.

12

The sales of our products could decrease significantly if we cannot secure and maintain listings in the control states.

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products selected for listing in control states must generally reach certain volumes and/or profit levels to maintain their listings. Products in control states are selected for purchase and sale through listing procedures which are generally made available to new products only at periodically scheduled listing interviews. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may develop or acquire, sales of our products could decrease significantly which would have a material adverse financial effect on our results of operations and financial condition.

We must maintain a relatively large inventory of our products to support customer delivery requirements, and if this inventory is lost due to theft, fire or other damage or becomes obsolete, our results of operations would be negatively impacted.

We must maintain relatively large inventories of our products to meet customer delivery requirements. We are always at risk of loss of that inventory due to theft, fire or other damage, and any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations.

If we are unable to identify and successfully acquire additional brands that are complementary to our existing portfolio, our growth will be limited, and, even if additional brands are acquired, we may not realize anticipated benefits, due to integration difficulties or other operating issues.

A component of our growth strategy may be the acquisition of additional brands that are complementary to our existing portfolio through acquisitions of such brands or their corporate owners, directly or through mergers, joint ventures, long-term exclusive distribution arrangements and/or other strategic relationships. For example, in May 2017, we acquired 90% of the ownership of BBD for its award-winning range of super-premium gins and whiskeys, and we acquired MotherLode in March 2017, which provides contract bottling and packaging services for existing and emerging spirits producers, some of whom contract with us to blend or distill spirits. If we are unable to identify suitable brand candidates and successfully execute our acquisition strategy, our growth will be limited.

Also, even if we are successful in acquiring additional brands, we may not be able to achieve or maintain profitability levels that justify our investment in, or realize operating and economic efficiencies or other planned benefits with respect to, those additional brands. The addition of new products or businesses entails numerous risks with respect to integration and other operating issues, any of which could have a detrimental effect on our results of operations and/or the value of our equity. These risks include, but are not limited to:

●	difficulties in assimilating acquired operations or products;

●	unanticipated costs that could materially adversely affect our results of operations;

●	negative effects on reported results of operations from acquisition-related charges and amortization of acquired intangibles;

13

●	diversion of management’s attention from other business concerns;

●	adverse effects on existing business relationships with suppliers, distributors and retail customers;

●	risks of entering new markets or markets in which we have limited prior experience; and

●	the potential inability to retain and motivate key employees of acquired businesses.

Our ability to grow through the acquisition of additional brands will also be dependent upon the availability of capital to complete the necessary acquisition arrangements. We intend to finance our brand acquisitions through a combination of our available cash resources, third-party financing and, in appropriate circumstances, the further issuance of equity and/or debt securities. Acquiring additional brands could have a significant effect on our financial position and could cause substantial fluctuations in our quarterly and yearly operating results. Also, acquisitions could result in the recording of significant goodwill and intangible assets on our financial statements, the amortization or impairment of which would reduce reported earnings in subsequent years.

Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio.

Our business and prospects depend in part on our ability to develop favorable consumer recognition of our brands and trademarks. Although we apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties’ rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how or recipes, the appeal, and thus the value, of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

A failure of one or more of our key information technology systems, networks, processes, associated sites or service providers could have a material adverse impact on our business.

We rely on information technology (IT) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist us in the management of our business. The various uses of these IT systems, networks and services include, but are not limited to: hosting our internal network and communication systems; ordering and managing materials from suppliers; supply/demand planning; production; shipping products to customers; hosting our branded websites and marketing products to consumers; collecting and storing customer, consumer, employee, investor, and other data; processing transactions; summarizing and reporting results of operations; hosting, processing, and sharing confidential and proprietary research, business plans, and financial information; complying with regulatory, legal or tax requirements; providing data security; and handling other processes necessary to manage our business.

14

Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

Our failure to attract or retain key executive or employee talent could adversely affect our business.

Our success depends upon the efforts and abilities of our senior management team, other key employees, and a high-quality employee base, as well as our ability to attract, motivate, reward, and retain them. If one of our executive officers or significant employees terminates her or his employment, we may not be able to replace their expertise, fully integrate new personnel or replicate the prior working relationships, and the loss of their services might significantly delay or prevent the achievement of our business objectives. Qualified individuals with the breadth of skills and experience in our industry that we require are in high demand, and we may incur significant costs to attract them. We do not maintain and do not intend to obtain key man insurance on the life of any executive or employee. Difficulties in hiring or retaining key executive or employee talent, or the unexpected loss of experienced employees could have an adverse impact our business performance. In addition, we could experience business disruption and/or increased costs related to organizational changes, reductions in workforce, or other cost-cutting measures.

If we fail to manage growth effectively or prepare for product scalability, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the marketing of the products we sell, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

15

Risks Related to Our Industry

Demand for our products may be adversely affected by many factors, including changes in consumer preferences and trends.

Consumer preferences may shift due to a variety of factors, including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure, dining and beverage consumption patterns and a downturn in economic conditions, which may reduce consumers’ willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations.

A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

●	a general decline in economic or geopolitical conditions;

●	concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

●	a general decline in the consumption of beverage alcohol products in on-premises establishments, such as may result from smoking bans and stricter laws relating to driving while under the influence of alcohol;

●	consumer dietary preferences favoring lighter, lower calorie beverages such as diet soft drinks, sports drinks and water products;

●	increased federal, state, provincial and foreign excise or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing;

●	increased regulation placing restrictions on the purchase or consumption of beverage alcohol products or increasing prices due to the imposition of duties or excise tax;

●	inflation; and

●	wars, pandemics, weather and natural or man-made disasters.

In addition, our continued success depends, in part, on our ability to develop new products to meet consumer needs and anticipate changes in consumer preferences. The launch and ongoing success of new products are inherently uncertain especially with regard to their appeal to consumers. The launch of a new product can give rise to a variety of costs and an unsuccessful launch, among other things, can affect consumer perception of existing brands and our reputation. Unsuccessful implementation or short-lived popularity of our product innovations may result in inventory write-offs and other costs.

We face substantial competition in our industry, and many factors may prevent us from competing successfully.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. Many of our current and potential competitors have longer operating histories and have substantially greater financial, sales, marketing and other resources than we do, as well as larger installed customer bases, greater name recognition and broader product offerings. Some of these competitors can devote greater resources to the development, promotion, sale and support of their products. As a result, it is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.

16

In addition, the legalization of marijuana in any of the jurisdictions in which we sell our products may result in a reduction in sales. Studies have shown that sales of alcohol may decrease in jurisdictions where marijuana has been legalized (e.g. California, Colorado, Washington and Oregon). As a result, marijuana sales may adversely affect our sales and profitability.

Class actions or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

Our industry faces the possibility of class action or similar litigation alleging that the continued excessive use or abuse of beverage alcohol has caused death or serious health problems, or related to the labelling of our products. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

Also, lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants’ advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

Regulatory decisions and legal, regulatory and tax changes could limit our business activities, increase our operating costs and reduce our margins.

Our business is subject to extensive government regulation. This may include regulations regarding production, distribution, marketing, advertising and labeling of beverage alcohol products. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

17

Also, the distribution of beverage alcohol products is subject to extensive taxation (at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol. Although we expect a significantly positive impact on our operating results from the enactment of the Craft Modernization and Tax Reform Act of 2017, which was part of the 2017 federal tax legislation that went into effect on January 1, 2018, resulting from the lowering of the federal excise tax on spirits for the first 100,000 proof gallons per year from $13.50 to $2.70 per gallon, there can be no assurance this revised tax rate will remain in effect after the initial two-year period.

We could face product liability or other related liabilities that increase our costs of operations and harm our reputation.

Although we maintain liability insurance and will attempt to limit contractually our liability for damages arising from our products, these measures may not be sufficient for us to successfully avoid or limit liability. Our product liability insurance coverage is limited to $1 million per occurrence and $4 million in the aggregate and our general liability umbrella policy is capped at $2 million. Further, any contractual indemnification and insurance coverage we have from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. In any event, extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation.

Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales.

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation and fermentation processes could lead to low beverage quality as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

Adverse public opinion about alcohol could reduce demand for our products.

Anti-alcohol groups have, in the past, advocated successfully for more stringent labeling requirements, higher taxes and other regulations designed to discourage alcohol consumption. In addition, recent developments in the industry may compel us to identify the source and location of our distillate products, and notify the consumer of whether the product was distilled by us. More restrictive regulations, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol and thus the demand for our products. This could, in turn, significantly decrease both our revenues and our revenue growth, causing a decline in our results of operations.

18

Risks Related to this Offering and Our Common Stock

Our common stock is thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of our common stock.

Our common stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of our common stock at prevailing prices at any given time may be relatively small or nonexistent. As a consequence, there may be periods of several days or more when trading activity in shares of our common stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of our common stock in either direction. The price of shares of our common stock could, for example, decline precipitously in the event a large number of shares of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

Our failure to meet the continued listing requirements of the NASDAQ Capital Market could result in a delisting of our common stock.

In August 2017, our shares of common stock began trading on the NASDAQ Capital Market. If we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

While our warrants are outstanding, it may be more difficult to raise additional equity capital.

We currently have outstanding publicly-traded warrants to purchase 615,885 shares of common stock (the “Public Warrants”) that were issued in our August 2017 public offering and in our 2018 note offering. As of June 30, 2018, we also have an aggregate of 1,238,077 non-trading, privately-issued common stock purchase warrants (the “Private Warrants”). During the term that our Public Warrants and Private Warrants are outstanding, the holders of such warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the Public Warrants and/or Private Warrants are outstanding.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

19

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of common stock.

Our Chairman and Chief Executive Officer owns a significant number of shares of our outstanding common stock, and as long as he does, he may be able to control the outcome of stockholder voting.

Grover T. Wickersham, our Chairman and Chief Executive Officer, is deemed to be the beneficial owner of approximately 8.1% of the outstanding shares of our common stock as of June 30, 2018, including shares he owns as the indirect beneficial owner (but for which he disclaims beneficial ownership), and excluding shares he (or the entities for which he is deemed to be the beneficial owner) has the right to acquire upon exercise of warrants and options that may be exercised in the future. His actual direct ownership as of June 30, 2018 is approximately 2.2%. As a result of his direct and indirect beneficial ownership, he may be able to exercise substantial control and directly influence our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors. Were all of the options and warrants exercised for which Mr. Wickersham is deemed to own, whether directly and indirectly, his influence over matters that are subject to a stockholder vote would significantly increase.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 15,000,000 shares of common stock and up to 100,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment, and the new securities may have rights, preferences and privileges senior to those of our common stock.

By issuing preferred stock, we may be able to delay, defer, or prevent a change of control.

Our Articles of Incorporation permits us to issue, without approval from our stockholders, a total of 100,000,000 shares of preferred stock. Our Board of Directors may determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

We face risks related to compliance with corporate governance laws and financial reporting standard.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as related rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require compliance with certain corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting (“SOX 404”), has materially increased our legal and financial compliance costs and made some activities more time-consuming, burdensome and expensive. Although we currently believe our internal control over financial reporting is effective, the effectiveness of our internal controls in future periods is subject to the risk that our controls may become inadequate or may not operate effectively. Any failure to comply with the requirements of SOX 404, our ability to remediate any material weaknesses that we may identify during our compliance program, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under SOX 404. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock and we could be subject to regulatory sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Substantial sales of our stock may impact the market price of our common stock.

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

20

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	estimates of our expenses, capital requirements and need for additional financing;

●	our financial performance;

●	developments and projections relating to our competitors and our industry; and

●	our ability to develop, market and sell our products at commercially reasonable values.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward- looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. You should read this prospectus, the documents incorporated by reference in this prospectus, the documents referenced in this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

21

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including for sales and marketing initiatives and general administrative expenses, working capital and capital expenditures.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

22

SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $20,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 15,000,000 shares of common stock and 100,000,000 shares of preferred stock, all with a par value of $0.0001 per share. As of August 13, 2018, we have 6,414,235 shares of common stock and no shares of preferred stock outstanding.

Common Stock

On October 6, 2016, we filed a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes (“NRS”) 78.209 to (i) decrease our authorized common stock from 900,000,000 to 45,000,000 shares and (ii) effectuate a 1-for-20 reverse stock split of our common stock. The certificate of change was filed with an effective date of October 18, 2016. On June 14, 2017, we filed a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to (i) decrease our authorized common stock from 45,000,000 to 15,000,000 shares and (ii) effectuate a 1-for-3 reverse stock split of our outstanding common stock. The certificate of change was filed with an effective date of June 15, 2017. Pursuant to the Nevada Revised Statutes, our Board of Directors is authorized to effectuate a reverse stock split without stockholder approval where such split is accomplished with a concurrent proportional decrease in the Company’s authorized common stock.

Holders of our common stock are entitled to one vote per share on all matters subject to stockholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefor, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends, and we do not intend to declare dividends in the foreseeable future. If our business was liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities, subject to any preference rights of holders of outstanding preferred stock. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Preferred Stock

Our Amended and Restated Articles of Incorporation permits us to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share. Although we previously issued Series A Convertible Preferred Stock, as of July 20, 2018, there are no shares of Series A Preferred Stock outstanding, nor any other series of preferred stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

●	the distinctive designation and the maximum number of shares in the series;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any, on the shares of the series;

23

●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

●	the terms on which the shares may be redeemed, if at all;

●	the liquidation preference, if any; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability, repurchase, or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments, and qualifications of shares of the series.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

We believe that our board of directors’ ability to issue preferred stock on such a wide variety of terms will enable the Preferred Stock to be used for important corporate purposes, such as financing acquisitions or raising additional capital. However, were it inclined to do so, our board of directors could issue all or part of the preferred stock with, among other things, substantial voting power or advantageous conversion rights. This stock could be issued to persons deemed by our board of directors likely to support our current management in a context for control of us, either as a precautionary measure or in response to a specific takeover threat.

The issuance of preferred stock may delay, deter or prevent a change in control.

Nevada Anti-Takeover Laws

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the Board of Directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

24

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five percent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five percent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten percent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten percent or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 registered stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Limitation on Liability and Indemnification Matters

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Articles 5 and 6 of our Amended and Restated Articles of Incorporation (“Articles”), Article VII of our Amended and Restated Bylaws (“Bylaws”) and the Nevada Revised Business Statutes, contain indemnification and personal liability limitation provisions.

Limitation of Personal Liability of Directors and Officers

Our Articles provide that our directors and officers will not be personally liable to us or to our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the limitation on personal liability will not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of distributions.

25

Indemnification

Pursuant to our Articles and Bylaws, we will indemnify and hold harmless, to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person serving or who served as a director, officer, employee or agent of us, or who is or was serving at our request as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise who is a party or is threatened to be made a party to any action, suit or proceedings, whether civil, criminal, administrative or investigative threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions brought by or in the right of the corporation, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our corporation to procure a judgment in our favor by reason of the fact that he is or was serving as our agent, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which the agent will have been adjudged to be liable to us by a court of competent jurisdiction, as described in greater detail in our Bylaws. The payment of expenses includes the requirement that we pay expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the indemnified party to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

Our Bylaws also provide that we may enter into indemnification agreements with our officers and directors. Our Articles provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our corporation, as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

2017 Listing of our Common Stock and Warrants; 2018 Changed Ticker Symbols

Until August 10, 2017, our common stock was quoted on the OTC Markets (QB Marketplace Tier) under the symbol “ESDI.” In connection with our public offering in August 2017, our common stock and Public Warrants were approved for listing and, on August 10, 2017 began trading on the NASDAQ Capital Market. On January 15, 2018, we changed the ticker symbols for these securities to “EAST” and “EASTW,” respectively.

26

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for the Public Warrants is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, telephone: (702) 361-3033.

DESCRIPTION OF WARRANTS

Publicly-Traded Warrants

In our August 2017 public offering, we sold 1,200,000 units, which included 1,200,000 warrants to purchase 1,200,000 shares of common stock, and an additional 180,000 warrants to purchase 180,000 shares of common stock pursuant to the exercise of the underwriters’ overallotment option. Between March and July 2018, we also issued an additional 500,000 of the identical warrants in connection with a note offering. These warrants (collectively, the “Public Warrants”) are traded on the NASDAQ Capital Market under the symbol “EASTW.” As of August 13, 2018, we have 615,885 Public Warrants outstanding. The principal terms of the Public Warrants are as follows:

General. Each Public Warrant is exercisable to purchase one share of common stock at an exercise price of $5.40 per share, subject to adjustment under certain circumstances described in the Warrant Agreement between us and Pacific Stock Transfer Company dated August 10, 2017 (the “Warrant Agreement”). A holder of Public Warrants will not be deemed a holder of the underlying stock for any purpose until the Public Warrant is exercised.

Exercisability. The Public Warrants are exercisable at any time from the date of issuance through August 10, 2022, unless earlier redeemed. The Public Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, provided that a registration statement registering the issuance of the shares of common stock underlying the Public Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under applicable federal and state securities laws is available for the issuance of such shares, by payment in full for the number of whole shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, in our discretion.

Transferability. Subject to applicable laws, the Public Warrants may be offered for sale, sold, transferred or assigned without our consent.

Redemption. Beginning November 8, 2017, the Public Warrants became redeemable at our option, in whole or in part, at a redemption price equal to $0.15 per Public Warrant upon 30 days’ prior notice at any time after the date on which the closing price of our common stock has equaled or exceeded $7.65 for at least five consecutive trading days, provided we have a current and effective registration statement or an applicable exemption from registration covering the exercise of the Public Warrants available. The price trigger for the ability to redeem the Public Warrants was satisfied between June 20 and June 26, 2018, during which period our common stock closed above $7.65 on each of the five consecutive trading days. By press release dated August 3, 2018, we gave notice that we are redeeming any outstanding Public Warrants on September 4, 2018. Holders of the Public Warrants have until the close of business on September 4, 2018 to exercise their outstanding warrants, after which they will only be entitled to the $0.15 redemption price.

27

Rights as a Stockholder. Except as otherwise provided in the Public Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Public Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Public Warrant.

Privately-Placed Warrants

As of June 30, 2018, we have outstanding 1,238,077 warrants to purchase common stock that have been issued from time to time in private placements.

The warrants to purchase common stock issued in offerings that closed between June and September 2016 enable the holder to purchase the shares of common stock underlying such warrants at $6.00 per whole share, during a three-year term. For a brief period of time in December 2016, the exercise price was reduced to $3.90 per share, which offer expired on December 31, 2016. Although the original provisions of such warrants provided that the exercise price must be paid in cash, the Board of Directors subsequently provided that the consideration for exercise of outstanding warrants could be forgiveness of outstanding indebtedness in lieu of a cash payment.

The warrants to purchase common stock issued in the units offering that closed in December 2016 enable the holder to purchase the shares of common stock underlying the investor warrants at $7.50 per whole share, during a three-year term.

The warrants to purchase common stock issued in the units offering that closed in April 2017 enable the holder to purchase the shares of common stock underlying the investor warrants at $7.50 per whole share, during a three-year term.

The 500,000 warrants to purchase common stock issued in the note offering we commenced in March 2018 are identical to the Public Warrants. On July 23, 2018, we filed a registration statement covering the resale of these warrants and the shares of common stock issuable upon exercise thereof, which registration statement was declared effective by the SEC on August 2, 2018. In connection therewith, we submitted a Listing of Additional Shares Notification to NASDAQ for the purpose of including these warrants as part of the class of securities that trade on the NASDAQ Capital Market under the symbol “EASTW.”

Terms that apply to all of the warrants described in this “Privately-Placed Warrants” subsection (the “Privately-Placed Warrants”) include: The exercise price of the Privately-Placed Warrants is subject to adjustment to reflect any subdivision or combination of our common stock, any stock dividends or similar rearrangements of the common stock, or any reorganization, reclassification, consolidation, merger or sale of us. The Privately-Placed Warrants are transferable by the registered holder thereof in person or in writing, but only in the manner and subject to the limitations provided in the applicable Privately-Placed Warrant. Holders of Privately-Placed Warrants are not entitled to vote, receive dividends, or exercise any of the rights of a stockholder of our company for any purpose until Privately-Placed Warrants have been duly exercised and payment of the purchase price has been made.

Placement Agent Warrants

We also issued warrants to purchase common stock to certain financial advisors to acquire 2,994 shares of common stock. These warrants were issued on terms identical to the Privately-Placed Warrants, except that these warrants have an exercise price of $6.00 per share and a five-year term.

28

Underwriters’ Warrants

In connection with our August 2017 public offering, we issued to the underwriters warrants initially exercisable for up to 120,000 units, each unit consisting of one share of common stock and one Public Warrant (the “Underwriters’ Warrants”). The Underwriters’ Warrants are exercisable at a per unit price of $5.40. The Underwriters’ Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing August 10, 2018. The Underwriters’ Warrants, together with the shares of common stock and the Public Warrants issuable upon exercise of the Underwriters’ Warrants, were deemed compensation by FINRA and are therefore were subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Pursuant to that lockup, the underwriters (or permitted assignees under Rule 5110(g)(1)) were required to agree to not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrants or the securities underlying the Underwriters’ Warrants, nor to engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants or the underlying securities for the 180-day lockup period. The lockup period expired on February 26, 2018. In addition, the Underwriters’ Warrants provide for the registration of the resale of the underlying shares of common stock in certain cases. Any piggyback registration rights provided will not be greater than seven years from August 10, 2017, in compliance with FINRA Rule 5110(f)(2)(G)(v). The exercise price and number of shares and Public Warrants issuable upon exercise of the Underwriters’ Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the Underwriters’ Warrant exercise price and the number of underlying shares and Public Warrants will not be adjusted for issuance of common stock at a price below the Underwriters’ Warrant exercise price.

Future Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or in combination with common stock or preferred stock. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. Under this prospectus, we could issue warrants that are identical to the Public Warrants described above, or warrants with completely different terms.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

29

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the warrant and/or the warrant agreement and warrant certificate, as applicable, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the number of warrants issued with each such security;

●	the number of shares of common stock and/or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

30

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any:

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A warrant agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

General

We may issue units consisting of any combination of our common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock – Common Stock,” Description of Our Capital Stock – Preferred Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

31

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

32

Any common stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

33

EXPERTS

The financial statements of Eastside Distilling, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report dated April 2, 2018, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Eastside Distilling, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report dated March 31, 2017 – except for Note 11 “Reverse stock splits” for which the date is June 15, 2017, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Dickinson Wright PLLC, Troy, Michigan. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8- K.

This prospectus and any accompanying prospectus supplement, incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 2, 2018;

34

●	our Current Report on Form 8-K filed with the SEC on April 9, 2018;
●	our Definitive Proxy Statement for our June 18, 2018 Annual Meeting filed with the SEC on May 10, 2018;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 14, 2018;
●	our Current Report on Form 8-K filed with the SEC on June 21, 2018;
●	our Current Report on Form 8-K filed with the SEC on August 3, 2018;
●	our Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the SEC on August 13, 2018; and
●	the description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-38182), filed with the SEC on August 8, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Eastside Distilling, Inc.

1001 SE Water Avenue, Suite 390

Portland, OR 97214

Attn: Chief Financial Officer

(971) 888-4264

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus and any prospectus supplement forms a part. This prospectus and any prospectus supplement does not contain all of the information included in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 1001 SE Water Avenue, Portland, OR 97214 or telephoning us at (971) 888-4264.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.eastsidedistilling.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus or any prospectus supplement the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this document.

35

$20,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

August 17, 2018